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Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY

APCOA/Standard Parking, Inc.

Offer to Exchange its
14% Senior Subordinated Second Lien Notes due 2006
which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding
14% Senior Subordinated Second Lien Notes due 2006
that were issued and sold in a transaction
exempt from registration under the
Securities Act of 1933, as amended

Pursuant to the Prospectus dated [                       ], 2002

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's 14% Senior Subordinated Second Lien Notes due 2006 (the "Unregistered Notes") are not immediately available, (ii) Unregistered Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company (the "Exchange Agent") on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Unregistered Notes pursuant to the Exchange Offer, a completed, duly signed and dated Letter of Transmittal relating to the Unregistered Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

EXCHANGE AGENT:

Wilmington Trust Company

By Registered or Certified Mail, or by Overnight Courier: Wilmington Trust Company Rodney Square North 1100 N. Market Square Wilmington, DE 19890-1615 Attn: Corporate Trust Reorg Services	By Facsimile: (302) 636-4145 Confirm by Telephone: (302) 636-6472

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        As set forth under the caption "The Exchange Offer—Guaranteed Delivery Procedure" in the Prospectus dated [                        ], 2002 (the "Prospectus") of APCOA/Standard Parking, Inc., a Delaware corporation (the "Company") and in Instruction 2 of the related Letter of Transmittal (the "Letter of Transmittal"), this form must be used to accept the Company's offer to exchange (the "Exchange Offer") Unregistered Notes for the Company's 14% Senior Subordinated Second Lien Notes due 2006 (the "Registered Notes"), if time will not permit the Letter of Transmittal, certificates representing the Unregistered Notes and other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date. For each $100 principal amount of Unregistered Notes accepted for exchange, the registered holder of such Unregistered Notes will receive $100 principal amount of Registered Notes; provided, that to the extent that the amount of Registered Notes to be issued to tendering holders of Unregistered Notes is greater than $1,000 in principal amount, the Registered Notes shall be issued in multiples of $1,000 and integral multiples thereof in exchange for each $1,000 principal amount of Unregistered Notes, with the remaining principal amount issued in denominations of $100 principal amount and integral multiples thereof. This form must be delivered by an Eligible Institution by registered or certified mail, or hand delivery, or transmitted via fax to the Exchange Agent as set forth above.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tender(s) for exchange to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated [                       ], 2002 (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged), the principal amount of the Unregistered Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedure."

        The undersigned understand(s) that delivery of Registered Notes by the Exchange Agent for Unregistered Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Unregistered Notes (or Book-Entry Confirmation of the transfer of such Unregistered Notes into the Exchange Agent's account at DTC) and Letter of Transmittal (or a copy thereof) with respect to such Unregistered Notes properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:	Date: , 2002
Address:

(Zip Code)
Name(s) of Registered Holder(s):	Area Code And Telephone No.:

If Unregistered Notes will be delivered by book-entry transfer to DTC, check the box: ☐
Principal Amount of Unregistered Notes Tendered:

DTC Account No.:

Certificate No.(s) of the Unregistered Notes (if available):

        This Notice of Guaranteed Delivery must be signed by the tendering holder(s) exactly as their name(s) appear on certificate(s) representing the Unregistered Notes or, if tendered by a participant in DTC, exactly as such participant's name appears on a security listing as the owner of the Unregistered Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please Print name(s) and address(es) Name(s):

Capacity:

Address(es):

	(Zip Code)	(Zip Code)

DO NOT SEND CERTIFICATES REPRESENTING UNREGISTERED NOTES WITH THIS FORM. CERTIFICATES REPRESENTING UNREGISTERED NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE
(Not To Be Used for Signature Guarantee)

        The undersigned, a recognized member of the Medallion Signature Guarantee Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Unregistered Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act ("Rule 14e-4"), (ii) represents that such tender of the Unregistered Notes complies with Rule 14e-4 and (iii) guarantees that the Unregistered Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Unregistered Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedure," in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or a copy thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, will be received by the Exchange Agent at its address set forth above within three NYSE trading days (as defined in the Prospectus) after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or Agent's Message, and the Unregistered Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Title:

Address:

(Zip Code)
Area Code and Telephone Number:

Date:                        , 2002

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PLEASE SIGN AND COMPLETE
GUARANTEE (Not To Be Used for Signature Guarantee)